On May 2, 2003, the Estee Lauder 2001 Charitable Trust
("the EL 2001 Charitable Trust") made a gift of 58,500 shares of Class A Common Stock to a charity. These shares were owned indirectly by RSL as co-Trustee and beneficiary of the EL 2001 Charitable Trust and LAL as co-Trustee and beneficiary of the EL 2001
Charitable Trust. The 58,500 shares were donated to the Institute for the Study of Aging, Inc.
("ISOA") of which LAL and RSL are directors and officers. RSL and LAL each disclaim beneficial ownership of shares owned by the EL 2001 Charitable Trust and ISOA to the extent they do not have a pecuniary interest in such securities. EHL disclaims beneficial ownership of the securities owned indirectly by her husband, LAL, through the EL 2001 Charitable Trust.

After these gifts, the amounts of Class A Common
Stock beneficially owned by:

(a) RSL includes (i) 1,000,000 shares held directly (does not include the ownership of 24,255,555 shares of Class B Common
Stock which are
convertible to a like number of
shares of Class A Common Stock),
(ii) 3,182 shares held indirectly as
Trustee of The Descendants of Ronald S. Lauder
1966 Trust (does not include the ownership of 3,182 shares of Class B Common Stock which are convertible to a like number of shares of Class A Common Stock), (iii)
15,384 shares held indirectly as a general partner of Lauder & Sons L.P.
(RSL is also a Trustee of The
1995 Estee Lauder RSL Trust,
which is also a general partner
of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible to a like number of shares of Class A Common Stock), and (iv) 1,129,200 shares held indirectly as co-Trustee and beneficiary of the EL 2001 Charitable Trust. RSL disclaims beneficial ownership of the shares in clauses (ii), (iii) and
(iv) to the extent he does not
have a pecuniary interest in such securities.
RSL has a short
position of 7,394,986 shares of
Class A Common Stock established
prior to the Issuer's initial
public offering.

(b) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,579,302 shares
indirectly as the sole individual general partner of LAL Family Partners L.P.
and the majority stockholder of
LAL Family Corporation, which is
the sole corporate partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,129,200 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, EHL.
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(c) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,860,768 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.